UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013 (February 26, 2013)

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 26, 2013, Avago Technologies Limited (the “Company”) filed a Current Report on Form 8-K to announce that Douglas R. Bettinger, had resigned his position as the Company’s Senior Vice President and Chief Financial Officer, effective March 8, 2013, and that Anthony E. Maslowski, the Company’s Vice President and Corporate Controller, had been appointed as the Company’s interim Chief Financial Officer and interim principal financial officer with effect from March 8, 2013, during a search for Mr. Bettinger’s replacement. At the time of Mr. Maslowski’s appointment, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) had not made a determination as to any additional compensation that Mr. Maslowski would receive for serving as interim Chief Financial Officer and interim principal financial officer.

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this amendment on Form 8-K/A is being filed to report that on March 12, 2013, the Compensation Committee determined that Mr. Maslowski will receive a lump sum cash bonus of $50,000 for his appointment and service as interim Chief Financial Officer and interim principal financial officer. In connection with his appointment, the Compensation Committee also awarded Mr. Maslowski options to acquire 60,000 ordinary shares and 20,000 restricted share units (“RSUs”) of the Company. The options and the RSUs vest in four equal installments over four years. This equity award is also intended to constitute Mr. Maslowski’s annual refresh award.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 14, 2013

Avago Technologies Limited

By:	/s/ Hock E. Tan
Name:	Hock E. Tan
Title:	President and Chief Executive Officer